NEWS RELEASE

MEDIA CONTACT:

Dave Kishler
Netsmart Technologies
614.932.6723
dkishler@ntst.com

NETSMART TECHNOLOGIES ANNOUNCES ACQUISITION OF QS TECHNOLOGIES, INC.

Addition of Public Health Company Strengthens Netsmart’s Market Leading Position

GREAT RIVER, N.Y. - August 2, 2006 - Netsmart Technologies, Inc. (NASDAQ SC: NTST), a leading provider of enterprise-wide software for health and human services organizations, today announced that it has acquired the business of Greenville, S.C.-based QS Technologies, Inc. from Intelligent Systems Corporation (AMEX: INS) for an initial payment of $1.9 million in cash and a $1.435 million promissory note, together with the assumption of approximately $1.8 million in net liabilities, consisting principally of deferred revenue. The transaction also provides for potential additional payments to Intelligent Systems of up to $1.45 million in 2008, contingent upon the attainment of performance milestones by the QS business through 2007.

Founded in 1979 and acquired by Intelligent Systems in 1997, QS Technologies delivers enterprise-wide public health solutions and vital records software to 70 public health agencies, including nine states.

With the addition of the QS Technologies customer base, Netsmart will serve more than 110 public health organizations and 10 states with a comprehensive set of public health and vital records solutions for public health agencies of all sizes. Netsmart public health customers will also have the ability to interoperate with Netsmart behavioral health solutions to integrate programs with their mental health counterparts.

“Public health is a growing and critical component of the health and human services market,” said James Conway, Netsmart chairman and CEO. “QS Technologies, with its deep industry knowledge, committed employees, solid technology, and strong customer base, is an excellent addition to our growing public health business and provides us with an even broader set of public health solutions to meet the needs of our customers. We believe that the addition of QS Technologies products and services will enable us to win more contracts such as the one that Saber and Netsmart was recently awarded by the North Carolina Department of Health and Human Services to provide an integrated statewide public health system.”

With the addition of QS Technologies, Netsmart Technologies as a company serves more than 1,325 customers including 34 state agencies, making the Netsmart user base the largest connected community in the health and human services industry.

For more information about Netsmart Technologies solutions, call 1-800-421-7503 or visit www.ntst.com.

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About Netsmart Technologies, Inc.
Netsmart Technologies, Inc., based in Great River, N.Y., is an established, leading supplier of enterprise-wide software solutions for health and human services providers, with more than 1,325 clients, including 34 systems with state agencies. Netsmart's clients include health and human services organizations, public health agencies, mental health and substance abuse clinics, psychiatric hospitals, and managed care organizations. Netsmart’s products are full-featured information systems that operate on a variety of operating systems, hardware platforms, and mobile devices, and offer unlimited scalability.

Statement on Behalf of Netsmart Technologies, Inc.
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Netsmart's filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Netsmart's website does not constitute a part of this release.

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